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                                                                        EX-10.27


                          Severance Payment Agreement

This Agreement is entered into this 29th day of January, 2000, but effective as of the 20th day of January, 2000 by and between Sunterra Corporation, a Maryland Corporation (hereinafter "Sunterra") and L. Steven Miller (hereinafter "Miller").

     WHEREAS, Sunterra and Miller have previously entered into that certain Employment Agreement dated as of September 11, 1998 (hereinafter "Employment Agreement") which provided for employment of Miller by Sunterra and terms related to the termination of that employment, and

     WHEREAS, Sunterra and Miller have mutually agreed to the cessation, without cause, of Miller's full time employment by Sunterra, and

     WHEREAS, Sunterra and Miller have mutually agreed that as a result of such cessation, Miller shall be paid certain severance payments;

     NOW THEREFORE in consideration of the mutual promises herein contained as well as in full satisfaction of Sunterra's severance obligations pursuant to the Employment Agreement, both Miller and Sunterra agree as follows:

1) Miller and Sunterra each agree to enter into that certain Consulting Agreement, a copy of which is attached hereto as Exhibit "A".

2) Sunterra shall pay to Miller the sum of $876,000 payable in 24 equal monthly installments of $36,500 commencing February 29, 2000 and continuing on the last day of each month thereafter until paid in full (the "Severance Payments").

3) Any violation or breach of the Consulting Agreement shall not affect Sunterra's obligation to make all of the Severance Payments due hereunder.

4) In the event that Miller should exercise his right to revoke the General Release and Waiver executed by Miller in favor of Sunterra dated January 28, 2000, then this Agreement shall be revoked as of its effective date as if never entered into between the parties without any liability for any accrued payment.

5) In the event of any dispute related to this Agreement, venue for such action shall be in Orange County, Florida.

Agreed to by and between the parties hereto as of the date set forth above.

Sunterra Corporation

By:   /s/ Stan Chapman                  /s/ L. Steven Miller
   ---------------------------        -----------------------------
As its: CO. CHAIRMAN                  L. Steven Miller